                                                                     EXHIBIT 4.2


                                  NANOSYS, INC.

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                 APRIL 10, 2003

                                TABLE OF CONTENTS

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                                                                                                                            PAGE
1.  Information and Other Rights........................................................................................      1

    1.1       Financial Statements......................................................................................      1
    1.2       Material Changes and Litigation...........................................................................      2
    1.3       Access....................................................................................................      3
    1.4       Proprietary Information Agreements........................................................................      3
    1.5       Stock Vesting.............................................................................................      3
    1.6       Reserved Shares...........................................................................................      3
    1.7       Board Meetings............................................................................................      3
    1.8       Qualified Small Business Stock............................................................................      4
    1.9       Termination of Covenants..................................................................................      4

2.  Registration Rights.................................................................................................      4

    2.1       Certain Definitions.......................................................................................      4
    2.2       Demand Registration.......................................................................................      5
    2.3       Piggyback Registration....................................................................................      7
    2.4       Registration on Form S-3..................................................................................      8
    2.5       Expenses of Registration..................................................................................      9
    2.6       Registration Procedures...................................................................................      9
    2.7       Delay of Registration.....................................................................................     10
    2.8       Indemnification...........................................................................................     10
    2.9       Information by Holder.....................................................................................     12
    2.10      Rule 144 Reporting........................................................................................     13
    2.11      Standoff Agreement........................................................................................     13
    2.12      Limitation on Subsequent Registration Rights..............................................................     14
    2.13      Mergers, etc..............................................................................................     14
    2.14      Termination of Registration Rights........................................................................     14

3.  Preemptive Rights...................................................................................................     14

    3.1       General...................................................................................................     14
    3.2       Right of First Offer......................................................................................     15
    3.3       Expiration of Right of First Offer........................................................................     16

4.  Miscellaneous.......................................................................................................     16

    4.1       Transfer of Rights........................................................................................     16
    4.2       Waivers and Amendments....................................................................................     16
    4.3       Notices...................................................................................................     16
    4.4       Descriptive Headings......................................................................................     17
    4.5       Governing Law.............................................................................................     17
    4.6       Counterparts..............................................................................................     17
    4.7       Expenses..................................................................................................     17
    4.8       Successors and Assigns....................................................................................     17

                                TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                                                            PAGE
                                                                                                                            ----
    4.9       Entire Agreement..........................................................................................     17
    4.10      Separability; Severability................................................................................     17
    4.11      Stock Splits..............................................................................................     17
    4.12      Aggregation of Stock......................................................................................     18

                                  NANOSYS, INC.

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         This Second Amended and Restated Investors' Rights Agreement (this "Agreement") is made as of April 10, 2003, among (i) Nanosys, Inc., a Delaware corporation (the "Company"), and (ii) the persons and entities listed on Exhibit A (collectively, the "Investors", and each individually an "Investor").

         WHEREAS, certain Investors (the "Prior Investors") own (i) outstanding shares of the Company's Series A Preferred Stock, $0.001 par value per share ("Series A Preferred Stock"); and/or (ii) outstanding shares of the Company's Series B Preferred Stock, $0.001 per value per share ("Series B Preferred Stock," along with the Series A Preferred Stock, collectively, the "Prior Preferred");

         WHEREAS, the Company and the Prior Investors are parties to an Amended and Restated Investors' Rights Agreement, dated as of January 18, 2002 (the "Original Agreement");

         WHEREAS, certain Investors desire to purchase shares of the Company's Series C Preferred Stock, $0.001 par value per share ("Series C Preferred Stock"; and together with the Prior Preferred, the "Preferred Stock") pursuant to a Series C Preferred Stock Purchase Agreement of even date herewith (the "Series C Purchase Agreement");

         WHEREAS, it is a condition to the closing of the sale of Series C Preferred Stock that, pursuant to the requirements of Section 4.2 of the Original Agreement, the requisite parties to the Original Agreement amend and restate the Original Agreement by entering into this Agreement or by executing a written consent to amend and restate the Original Agreement (a "Consent");

         WHEREAS, the undersigned Prior Investors, and any Prior Investors executing any Consent, desire to amend and restate in its entirety the Original Agreement and to accept the rights and obligations created pursuant hereto in lieu of their rights and obligations under the Original Agreement; and

         WHEREAS, this amendment and restatement of the Original Agreement shall become effective, pursuant to the requirements of Section 4.2 of the Original Agreement, upon the execution of this Agreement and/or a Consent by the Company and the Prior Investors holding at least a majority of the Registrable Securities, as defined in the Original Agreement.

         NOW, THEREFORE, in consideration of these mutual promises and covenants set forth herein, the parties hereto agree to the terms and conditions set forth below:

         1.       Information and Other Rights.

                  1.1 Financial Statements. So long as an Investor and its affiliates hold at least 250,000 shares of Preferred Stock (or Common Stock issued or issuable upon conversion of the Preferred Stock, or a combination thereof), the Company shall provide to each Investor:

                           (a) as soon as practicable after the end of each
fiscal year, and in any event within 90 days thereafter, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and audited consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles ("GAAP") and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and all certified by a nationally recognized public accounting firm.

                           (b) as soon as practicable after the end of each
quarter and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for such period and for the then current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures for such period and for the then current fiscal year then reported, prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP and provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors of the Company (the "Board of Directors") determines that it is in the best interest of the Company to do so), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

                           (c) within thirty (30) days of the end of each month,
an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such month and consolidated statements of income and cash flows for the end of such month, in reasonable detail, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, and setting forth in comparative form the budgeted figures for such period and for the then current fiscal year then reported, prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP and, provided that, the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

                           (d) as soon as practicable, but in any event not less
than thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months, and with reasonable promptness after preparation, any other budgets or revised budgets prepared by the Company; and

                           (e) with reasonable promptness, such other
information and data as such Investor may from time to time reasonably request.


                  1.2 Material Changes and Litigation. The Company shall promptly notify the Investors of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the Company's knowledge, threatened against the Company or an officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the Company.

                  1.3 Access. The Company agrees to afford to the Investors and their respective employees, counsel and other authorized representatives, as well as to the directors elected solely by the holders of Preferred Stock (the "Preferred Stock Directors"), upon reasonable prior request, free and full access, during normal business hours, to all books, records and properties of the Company and to all officers of the Company and those other employees of the Company having responsibility for financial or accounting matters generally, for any reasonable purpose whatsoever; provided, however, that such Investors and Preferred Stock Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information if access to such information could adversely affect the attorney-client privilege between the Company and its counsel or if the Board of Directors makes a good faith determination that the requesting Investor is a competitor of the Company or is acting on behalf of a competitor of the Company. Notwithstanding the foregoing, an Investor may use information provided by the Company in connection with the enforcement of its rights hereunder and its rights under any other agreement between the Company and such Investor.

                  1.4 Proprietary Information Agreements. The Company agrees to require each present or future employee or consultant of the Company who is an executive officer of the Company or has duties in the areas of technology, sales or marketing to enter into a Nondisclosure, Noncompetition and Assignment of Inventions Agreement substantially in the form of Exhibit G to the Series C Purchase Agreement unless otherwise approved by the Board of Directors.

                  1.5 Stock Vesting. Unless otherwise approved by the Board of Directors, the Company shall not issue or grant any securities of the Company to any officer, director, employee or consultant of the Company unless (i) such securities are subject to vesting in equal installments over a five year period commencing on the issuance or grant date (ii) such securities are subject to a right of first refusal in favor of the Company and (iii) with respect to an issuance or grant of securities of the Company that is equal to or greater than 1% of the capital stock of the Company on a fully-diluted basis, the recipient enters into the Co-Sale Agreement as a "Founder" (as defined in the Co-Sale Agreement). For purposes of this Agreement, "Co-Sale Agreement" means that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of April 10, 2003, among the Company, the Investors and certain other stockholders of the Company, as the same may be amended from time to time.

                  1.6 Reserved Shares. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of the outstanding shares of Preferred Stock.

                  1.7 Board Meetings. The Company agrees to use its best efforts to cause a meeting of its Board of Directors to be held at least once every calendar quarter.

                  1.8 Qualified Small Business Stock. The Company covenants that it will (i) comply with any applicable filing or reporting requirements imposed by the Internal Revenue Code of 1986, as amended (the "Code"), any regulations promulgated thereunder, on issuers of Qualified Small Business Stock, as such term is defined in Section 1202(c) of the Code, and (ii) provide to each Investor in writing any information or documentation reasonably requested by such Investor so that such Investor may determine whether the shares of Preferred Stock held by them constitute "Qualified Small Business Stock" as defined in Section 1202(c) of the Code.

                  1.9 Termination of Covenants. The rights set forth in this Article 1 shall terminate and be of no further force or effect upon the closing of a Qualified IPO. For purposes of this Agreement, the term "Qualified IPO" shall mean a firm commitment underwritten public offering of the Company's securities pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended, in which: (i) the aggregate gross proceeds to the Company from such offering are not less than $30,000,000; and
(ii)(A) the public offering price per share (prior to underwriters' commissions and discounts) is not less than $5.60 (appropriately adjusted to take account of any stock split, stock dividend, combination of shares, or the like), or (B) the holders of at least a majority of the shares of Preferred Stock then outstanding voting on an as-converted basis elect to convert all shares of Preferred Stock of the Company into shares of Common Stock of the Company.

         2.       Registration Rights.

                  2.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                           (a) "Commission" shall mean the Securities and
Exchange Commission or any other federal agency at the time administering the Securities Act.

                           (b) "Holder" shall mean an Investor holding
Registrable Securities or securities convertible or exercisable into Registrable Securities and any person holding such securities to whom the rights under this
Article 2 have been transferred in accordance with Section 4.1 hereof.

                           (c) "Initiating Holders" shall mean any Holder or
Holders who in the aggregate hold at least 40% of the Registrable Securities.

                           (d) "Participating Holders" shall mean any Holder or
Holders who propose to distribute their securities through a registration pursuant to this Article 2.

                           (e) "Registrable Securities" means (i) the Common
Stock issued or issuable upon conversion of Preferred Stock, (ii) any shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Investors pursuant to Section 3 or pursuant to the Co-Sale Agreement, and (iii) any other shares of Common Stock issued in respect of such shares (because of any stock split, stock dividend, recapitalization, or similar event); provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities for purposes of Section 2.3 hereof (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) prior to the date such securities have been sold or are all available for immediate sale pursuant to Rule 144(k) under the Securities Act.

                           (f) The terms "register," "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                           (g) "Registration Expenses" shall mean all expenses
incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof (but excluding underwriting discounts and commissions) including, without limitation, any additional registration and qualification fees and any additional fees and disbursements of counsel to the Company that result from the inclusion of securities held by the selling Holders in such registration.

                           (h) "Restricted Securities" shall mean the securities
of the Company required to bear a legend indicating that transfer is restricted in the absence of registration.

                           (i) "Securities Act" shall mean the Securities Act of
1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                           (j) "Selling Expenses" shall mean all underwriting
discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

                  2.2      Demand Registration.

                           (a) Request for Registration. In case the Company
shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least 40% of the shares of Registrable Securities held by them, or a lesser percentage with an expected aggregate offering price to the public of at least $5,000,000, the Company will (1) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (2) as soon as practicable (but within 100 days after receipt of the request of the Initiating Holders), use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

                                    (i) In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (ii) Prior to the earlier of: (i) December
31, 2005, or (ii) six (6) months after the effective date of the Company's initial underwritten public offering;

                                    (iii) During the period starting with the
date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan or with respect to the Company's first registered public offering of its stock), provided that, the Company is actively employing in good faith its best efforts to cause such registration statement to become effective;

                                    (iv) After the Company has effected two
registrations pursuant to this Section 2.2(a), which registrations have been declared or ordered effective;

                                    (v) If the Company shall furnish to such
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.2 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

                           (b) Underwriting. In the event that a registration
pursuant to this Section 2.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.2(a). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall, together with all Participating Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority of the Participating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other period of time as the underwriters may require. If shares are withdrawn from registration, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated among all such Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Participating Holders at the time of filing the registration statement.

                  2.3      Piggyback Registration.

                           (a) Notice of Registration. If at any time or from
time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction, or a registration pursuant to Section 2.2 hereof, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

                           (b) Underwriting. If the registration of which the
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to 2.3(a). In such event the right of any Holder to registration pursuant to 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the managing underwriter or Company determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or completely exclude the Registrable Securities and other securities to be distributed through such underwriting, provided that, subsequent to the Company's initial underwritten public offering, the Registrable Securities to be included in such registration may not be limited to less than twenty-five percent (25%) of the total number of securities to be included in such registration. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation (or exclusion, if applicable) and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated (if applicable) among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other stockholder to the nearest 100 shares.

         If any Participating Holder disapproves of the terms of any such underwriting, such Participating Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other period of time as the underwriters may require. If shares are withdrawn from registration, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated among all such Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Participating Holders at the time of filing the registration statement.

                           (c) Right to Terminate Registration. The Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

                  2.4 Registration on Form S-3. Following the Company's initial public offering, the Company shall use commercially reasonable efforts to become eligible to register offerings of securities on SEC Form S-3 or its successor form ("Form S-3"). After the Company has qualified for the use of Form S-3, Holders of the Registrable Securities then outstanding shall have the right to request registration on Form S-3 (which request shall be in writing and shall state the number of shares of Registrable Securities to be registered and the intended method of disposition of shares by such Holders). If the Company receives such a request then it shall use its best efforts to cause such shares to be registered on Form S-3; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.4(a):

                           (a) unless the Holders requesting registration
propose to dispose of Registrable Securities having an anticipated aggregate price (after deduction of underwriting discounts and expenses of sale) of at least $1,000,000;

                           (b) during the period starting with the date sixty
(60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective;

                           (c) more than twice in any twelve month period; or

                           (d) if the Company shall furnish to such Holder a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.4 shall be deferred for a period not to exceed 60 days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

                  2.5 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Section 2.3, the first two registrations pursuant to Section 2.2 and the first four registrations pursuant to Section 2.4 shall be borne by the Company. All Registration Expenses incurred in connection with registrations pursuant to Section 2.4, after the first four registrations initiated pursuant to such Section 2.4, shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of shares so registered. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of shares so registered.

                  2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Article 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                           (a) Prepare and file with the Commission a
registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the Registration Statement has been completed;

                           (b) Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the Participating Holders and to the
underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Participating Holders and underwriters may reasonably request in order to facilitate the public offering of such securities.

                           (d) Use commercially reasonable efforts to register
and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Participating Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder shall also enter into and perform its obligations under such an agreement.

                           (f) Notify each Participating Holder at any time when
a prospectus relating thereto is required to be delivered under the Securities Act or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g) Cause all securities covered by such registration
statement to be listed on each securities exchange or authorized for quotation on each automated quotation system on which similar securities issued by the Company are then listed or authorized for quotation.

                           (h) Provide a transfer agent and registrar for all
securities covered by such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                           (i) Furnish, at the request of any Participating
Holder, on the date that the securities are delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Participating Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                           (j) Make available for inspection by any
Participating Holder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Participating Holder or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Participating Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

                           (k) Use every reasonable effort to prevent the
issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.

                  2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

                  2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Article 2:

                           (a) To the extent permitted by law, the Company will
indemnify and hold harmless each Participating Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will pay to each such Participating Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Participating Holder, each such underwriter and each person who controls any such underwriter, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Participating Holder, controlling person or underwriter and stated to be specifically for use therein.

                           (b) To the extent permitted by law, each
Participating Holder will, if Registrable Securities held by such Participating Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other Participating Holder, each of its officers, directors, partners and legal counsel and each person controlling such Participating Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages or liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made not misleading, and will pay the Company, such Participating Holders, such directors, officers, persons, underwriters or control persons, as incurred, any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Article 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 2.8(b).

                           (c) Each party entitled to indemnification under this
Section 2.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and, provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d) If the indemnification provided for in this
Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that, in no event shall any contribution by a Holder under this Subsection (d) exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  2.9 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Article 2 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  2.10 Rule 144 Reporting. With a view to making available to the Holders the benefits of Rule 144 and certain other rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                           (a) Make and keep public information available, as
those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                           (b) File with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

                           So long as an Investor owns any Restricted
Securities, upon such Investor's written request, the Company shall forthwith furnish (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

                  2.11 Standoff Agreement. Each Holder agrees in connection with the Company's initial underwritten public offering of the Company's securities, upon request of the Company and the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration (the "Standoff Period")as may be requested by the underwriters, provided that each officer, director and holder of more than 1% of the outstanding capital stock of the Company shall be bound by a similar agreement. In order to enforce the covenants set forth in this
Section 2.11, and until the expiration of Standoff Period:

                           (a) Each certificate held by a Holder representing
Registrable Securities shall bear the following legend:

                  "UPON THE REQUEST OF THE COMPANY OR THE UNDERWRITERS, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, SHORT SOLD, LOANED, MADE SUBJECT TO AN OPTION TO PURCHASE SUCH SECURITIES OR OTHERWISE DISPOSED OF FOR A PERIOD NOT TO EXCEED 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT FILED BY THE COMPANY

                  FOR ITS INITIAL PUBLIC OFFERING, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR THE UNDERWRITERS."

                           (b) The Company may impose stop-transfer instructions
with respect to Registrable Securities of each Holder (and the shares or securities of every other person subject to the restrictions set forth in this
Section 2.11). 2.12 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

                  2.13 Mergers, etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which the Corporation is not the surviving corporation if the holders of Registrable Securities are entitled to receive in exchange therefor
(i) cash, or (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.

                  2.14 Termination of Registration Rights. The rights granted under this Article 2 shall terminate on the first to occur of (i) the fifth anniversary of the consummation of the initial underwritten public offering of the Company's securities pursuant to an effective registration statement filed under the Securities Act, or (ii) as to any Holder, at such time as such Holder is able to offer for sale all of its Registrable Securities within a given three-month period pursuant to Rule 144 of the Securities Act.

         3.       Preemptive Rights.

                  3.1 General. Except for (i) Preferred Stock sold pursuant to the Series Stock Purchase Agreement, (ii) securities issued in a public offering pursuant to an effective registration statement under the Securities Act in which all of the Preferred Stock is converted, (iii) securities issued upon conversion of the Preferred Stock or other warrants or other convertible or exercisable securities outstanding as of the date hereof, (iv) securities issued in connection with any stock split or stock dividend of the Company, recapitalizations or the like, (v) shares of Common Stock issued to employees, officers, or directors of, or contractors, consultants or advisors to, the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, contracts or other arrangements approved by the Company's Board of Directors, (vi) shares of capital stock issued to a financial institution which has loaned funds to the Company, the terms of which are approved by the Board of Directors, (vii) shares of capital stock issued to equipment or real property lessors, the terms of which are approved by the Board of Directors, (viii) shares of capital stock issued in connection with the acquisition of technology or licenses, the terms of which are approved by the Board of Directors, or (ix) securities issued to non-financial corporations in connection with a license, distribution, development, foundry or similar "corporate partner" agreement, the terms of which are approved by the Board of Directors, the Company will not, nor will it permit any subsidiary to, authorize or issue any securities of the Company of any class or kind and will not authorize, issue or grant any options, warrants, conversion rights or other rights to purchase or acquire any shares of stock of the Company of any class without offering the Investors the right of first refusal described below.

                  3.2 Right of First Offer. Each Investor that, along with its affiliates, holds at least 250,000 shares of Preferred Stock (or Common Stock issued or issuable upon conversion of the Preferred Stock, or a combination thereof) shall have a right of first offer to purchase an amount of securities of the Company of any class or kind which the Company proposes to sell in a nonregistered private placement (other than the issuance of shares contemplated by Section 3.1 above) ("Preemptive Securities") sufficient to maintain such Investor's proportionate beneficial ownership interest in the Company as set forth below. If the Company wishes to make any such sale of Preemptive Securities, it shall give the Investors prior written notice of the proposed sale. The notice shall set forth (i) the Company's bona fide intention to offer Preemptive Securities and (ii) the material terms and conditions of the proposed sale (including the number of shares to be offered and the price, if any, for which the Company proposes to offer such shares), and shall constitute an offer to sell Preemptive Securities to the Investors on such terms and conditions. Any Investor may accept such offer by delivering a written notice of acceptance (an "Acceptance Notice") to the Company within fifteen (15) days after receipt of the Company's notice of the proposed sale. Investors exercising their rights of first offer shall be entitled at their option to participate in the purchase of Preemptive Securities on a pro rata basis to the extent necessary to maintain such Investor's proportionate beneficial ownership interest in the Company (such Investor's "Pro Rata Portion") (for purposes of determining such Investor's Pro Rata Portion with respect to any issuance of Preemptive Securities, any Investor or other security holder shall be treated as owning that number of shares of Common Stock into which any outstanding Preferred Stock may be converted, while the total Company interest will be calculated on an as-converted to Common Stock basis, assuming full conversion and exercise of all outstanding convertible or exercisable securities). The Company shall, in writing, inform each Investor which elects to purchase its Pro Rata Portion of Preemptive Securities of any other Investor's failure to do so, in which case the Investors electing to purchase such shares of Preemptive Securities shall have the right to purchase all of such shares on a pro rata basis. If any Investor who elects to exercise its right of first offer does not complete the purchase of such Preemptive Securities within fifteen (15) days after delivery of its Acceptance Notice to the Company, the Company may complete the sale of Preemptive Securities on the terms and conditions specified in the Company's notice within the one hundred and twenty (120) day period following the expiration of such fifteen (15) day period. If the Company does not enter into an agreement for the sale of Preemptive Securities to the Investor pursuant to a delivered Acceptance Notice within such fifteen (15) day period, or if the Company does not otherwise consummate an agreement for the sale of Preemptive Securities within such one hundred and twenty (120) day period, the right provided hereunder shall be deemed to be revived and all future shares of Preemptive Securities shall not be offered unless first reoffered to the Investors in accordance with this Article 3. An Investor shall be entitled to apportion the right of first offer hereby granted among itself and its partners and affiliates in such proportions it deems appropriate.

                  3.3 Expiration of Right of First Offer. The right of first offer granted under this Agreement shall terminate upon (i) the closing of a Qualified IPO or (ii) as to any individual Investor, after such Investor fails to purchase its full Pro Rata Portion of an issuance of Preemptive Securities.

         4.       Miscellaneous.

                  4.1 Transfer of Rights. This Agreement, and the rights and obligations of each Investor hereunder, may be assigned by such Investor (i) to any current or former partner, stockholder or other affiliate of such Investor, (ii) to any person or entity to which at least 250,000 shares of Registrable Securities are transferred by such Holder, or (iii) to any person or entity to which all shares of Registrable Securities held by such Holder are transferred, provided that, the transferee is not a competitor of the Company as determined in good faith by the Board of Directors, the transferee or assignee agrees in writing to all provisions contained in this Agreement and that such transfer otherwise be effected in accordance with applicable securities laws.

                  4.2 Waivers and Amendments. With the written consent of the holders of a majority of the Registrable Securities, the rights and obligations of the Company and the holders of Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding additional parties and provisions to or changing in any manner or eliminating any of the provisions of this Agreement. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 4.2; provided, however, and notwithstanding anything herein to the contrary, that any Investor who purchases Shares at an Additional Closing, as such terms are defined in the Series B Purchase Agreement, in accordance with Section 2.2(b) of the Series B Purchase Agreement may become a party to this Agreement without any amendment of this Agreement pursuant to this Section 4.2 or any consent or approval of any other Investor.

                  4.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by courier addressed:

                           (a) If to an Investor, at the Investor's address or
facsimile number as shown on Exhibit A or at such other address as may have been furnished to the Company in writing by the Investors;

                           (b) If to any other Holder, at such address or
facsimile number as shown in the Company's records, or, until any such Holder so furnishes an address or facsimile number to the Company, then to and at the address of the last holder of such Registrable Securities for which the Company has contact information in its records; or

                           (c) If to the Company, one copy should be sent to its
address or facsimile number set forth on the Company's signature page of this Agreement and addressed to the attention of the President, or at such other address or facsimile number as the Company shall have furnished to the Investors, with a copy to Michael J. O'Donnell, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand or by courier, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer.

                  4.4 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

                  4.5 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

                  4.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

                  4.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  4.8 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

                  4.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

                  4.10 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

                  4.11 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

                  4.12 Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors Rights' Agreement on the day and year first set forth above.

THE COMPANY:                          NANOSYS, INC.

                                      By: /s/ Lawrence A. Bock
                                          --------------------------------------
                                            Lawrence A. Bock, President

                                      Address: 200 Boston Avenue, Suite 4700
                                               Medford, MA 02156

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                               "INVESTORS"

                               ARCH VENTURE FUND V, L.P.

                               By: ARCH Venture Partners V, L.P.
                               Its: General Partner

                                    By: ARCH Venture Partners V, L.L.C.
                                    Its: General Partner

                                    By: /s/ Clint Bybee
                                        ----------------------------------------
                                            Managing Director

                               ARCH V ENTREPRENEURS FUND, L.P.

                               By: ARCH Venture Partners V, L.P.
                               Its: General Partner

                                    By:  ARCH Venture Partners V, L.L.C.
                                    Its: General Partner

                                    By: /s/ Clint Bybee
                                        ----------------------------------------
                                            Managing Director

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                             "INVESTORS"

                             POLARIS VENTURE PARTNERS III, L.P.

                             By: Polaris Venture Management Co. III, L.L.C.
                             Its: General Partner


                                  By: /s/ William E. Bilodeau
                                      ------------------------------------------
                                      William E. Bilodeau
                                      Attorney-in-fact

                             POLARIS VENTURE PARTNERS
                             ENTREPRENEURS' FUND III, L.P.

                             By: Polaris Venture Management Co. III, L.L.C.
                             Its: General Partner

                                  By: /s/ William E. Bilodeau
                                      ------------------------------------------
                                      William E. Bilodeau
                                      Attorney-in-fact

                             POLARIS VENTURE PARTNERS
                             FOUNDERS' FUND III, L.P.

                             By: Polaris Venture Management Co. III, L.L.C.
                             Its: General Partner

                                  By: /s/ William E. Bilodeau
                                      ------------------------------------------
                                      William E. Bilodeau
                                      Attorney-in-fact

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                              "INVESTORS"

                              VENROCK ASSOCIATES

                              By: /s/ Bryan E. Roberts
                                  ----------------------------------------------
                              Name: Bryan E. Roberts
                              Title: General Partner

                              VENROCK ASSOCIATES III, L.P.

                              By: Venrock Management III LLC
                              Its: General Partner

                                   By: /s/ Bryan E. Roberts
                                       -----------------------------------------
                                   Name:   Bryan E. Roberts
                                   Title:  Member

                              VENROCK ENTREPRENEURS FUND III, L.P.

                              By: VEF Management III LLC
                              Its: General Partner

                                   By: /s/ Bryan E. Roberts
                                       -----------------------------------------
                                   Name: Bryan E. Roberts
                                   Title: Member

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                CW VENTURES III, L.P.

                                By: /s/ Charles Hartman
                                    -------------------------------------------
                                    CW Partners IV, L.L.C.
                                    General Partner

                                CW VENTURES III - A CO-INVESTMENT
                                FUND, L.P.

                                By: /s/ Charles Hartman
                                    --------------------------------------------
                                    CW Partners IV, L.L.C.
                                    General Partner

                                J.P. MORGAN/CW VENTURES III
                                (NANOSYS), L.P.

                                By: /s/ Charles Hartman
                                    --------------------------------------------
                                    CW Partners IV, L.L.C.
                                    General Partner

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                PROSPECT VENTURE PARTNERS II, L.P.

                                By: Prospect Management Co. II, LLC
                                Its: General Partner

                                     By: /s/ James Tannanbaum
                                         ---------------------------------------
                                     Name: James Tananbaum
                                     Title: Managing Member

                                PROSPECT ASSOCIATES II, L.P.

                                By: Prospect Management Co. II, LLC
                                Its: General Partner

                                     By: /s/ James Tannanbaum
                                         ---------------------------------------
                                     Name: James Tananbaum
                                     Title: Managing Member

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                ALEXANDRIA EQUITIES, LLC, a Delaware
                                limited liability company

                                By: ALEXANDRIA REAL ESTATE
                                    EQUITIES, INC., a Maryland
                                    corporation, managing member

                                    By: /s/ Joel S. Marcus
                                        ----------------------------------------
                                        Joel S. Marcus, Chief Executive
                                        Officer

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                MCKENNA VENTURES, LP

                                By: /s/ Regis McKenna
                                    -------------------------------------------
                                Title: General Partner

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                WS INVESTMENT COMPANY, LLC
                                (2003A)

                                By: /s/ Michael J. O'Donnell
                                    --------------------------------------------
                                Title: Partner

                                WS INVESTMENT COMPANY, LLC
                               (2003C)

                                By: /s/ Michael J. O'Donnell
                                    --------------------------------------------
                                Title: Partner

                                /s/ Michael J. O'Donnell
                                ------------------------------------------------
                                Michael J. O'Donnell

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                /s/ R. Randolph Scott
                                ------------------------------------------------
                                R. Randolph Scott

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                CDIB BIOSCIENCE VENTURES I, INC.

                                By: /s/ Benny T. Hu
                                    --------------------------------------------
                                Name: Benny T. Hu
                                Title: Chairman

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                CHINA DEVELOPMENT INDUSTRIAL BANK INC.

                                By: /s/ Dr. Tze-Kaing Yang
                                    --------------------------------------------
                                Name: Dr. Tze-Kaing Yang
                                Title: President

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                QUANTA COMPUTER INC.

                                By: /s/ Barry Lam
                                    --------------------------------------------
                                Title: Chairman, Chief Executive Officer

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                CHIAO TUNG BANK CO., LTD

                                By: /s/ Maria D. H. Lu
                                    --------------------------------------------
                                Name: Maria D. H. Lu
                                Title: Sr. Vice President & General Manager

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                HARRIS & HARRIS GROUP, INC.

                                By: /s/ Mel Melsheimer
                                    --------------------------------------------
                                Name: Mel Melsheimer
                                Title: President

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                               "INVESTORS"

                               SAIC VENTURE CAPITAL CORPORATION

                               By: /s/ Kevin A. Werner
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:President, Managing Director

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                LUX VENTURES I LLC

                                By: LUX CAPITAL GROUP, LLC,
                                    Its Managing Member

                                    By: /s/ Josh Wolfe
                                        ---------------------------------------
                                    Name: Josh Wolfe
                                    Title: Managing Partner

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                 "INVESTORS"

                                INTEL CAPITAL CORPORATION

                                By: /s/ Mike Burns
                                    --------------------------------------------
                                Print Name:
                                           -------------------------------------
                                Title:Assistant Treasurer

                                HEALTHCARE FOCUS FUND, L.P.

                                By: ARCH Venture Partners V, L.P.
                                Its: General Partner

                                By: ARCH Venture Partners V, L.L.C.
                                Its: General Partner

                                By: /s/ Keith Rowe
                                    --------------------------------------------
                                    Managing Director

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                H.B. FULLER COMPANY

                                By: /s/ Raymond A. Tucker
                                    --------------------------------------------
                                    Raymond A. Tucker, Senior Vice
                                    President, Chief Financial Officer

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                EASTMAN KODAK COMPANY

                                By: /s/ James C. Stoffel
                                    --------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title: Chief Technology Officer

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                "INVESTORS"

                                UOB HERMES ASIA TECHNOLOGY
                                FUND

                                By: /s/ Seah Kian Wee
                                    --------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title: Deputy Managing Director of UOB
                                Venture Management Pte Ltd

                                UOB VENTURE TECHNOLOGY
                                INVESTMENTS LTD.

                                By: /s/ Seah Kian Wee
                                    -------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title: Deputy Managing Director of UOB
                                Venture Management Pte Ltd

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                    "INVESTORS"

                                    THE TRUST AGREEMENT DATED 4/27/98, AMENDED
                                    AND RESTATED IN ITS ENTIRETY ON 1/15/99 AND
                                    FURTHER AMENDED ON 2/16/01, BY AND BETWEEN
                                    SASSON R. SOMEKH AND ETA SOMEKH AS TRUSTORS
                                    AND SASSON R. SOMEKH AND ETA SOMEKH AS
                                    CO-TRUSTEES (THE "TRUST") IS HEREBY AMENDED
                                    AND RESTATED IN ITS ENTIRETY BY THE TRUSTORS

                                    By: /s/ Sasson R. Somekh
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title: Trustor, Co-Trustee

   (SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT)

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

ARCH Venture Fund V. L.P.

ARCH V Entrepreneurs Fund, L.P.

CW Ventures III, L.P.

CW Ventures III - A Co-Investment Fund. L.P.

J.P. Morgan/CW Ventures III (Nanosys), L.P.

Venrock Associates

Venrock Associates III, L.P.

Venrock Entrepreneurs Fund III, L.P.

Polaris Venture Partners III, L.P.

Polaris Venture Partners Entrepreneurs' Fund III, L.P.

Polaris Venture Partners Founders' Fund III, L.P.

Prospect Venture Partners II, L.P.

Prospect Associates II, L.P.

Dr. Charles Lieber

Dr. Hongkun Park

Robert M. Metcalfe

Alan Chow C/F Tiffany Chow UGMA CA

Alan Chow C/F Harrison Chow UGMA CA

Alan Chow C/F Stephanie Chow UGMA CA

McKenna Ventures, LP

Michael O'Donnell

R. Randolph Scott

Karen L. Vergura

WS Investment Company, LLC (2002A)

WS Investment Company, LLC (2003A)

WS Investment Company, LLC (2003C)

Alexandria Equities, LLC

China Development Industrial Bank Inc.

Quanta Computer Inc.

Chiao Tung Bank Co., Ltd.

CDIB Bioscience Ventures I, Inc.

Harris & Harris Group, Inc.

SAIC Venture Capital Corporation

Lux Ventures I LLC

Healthcare Focus Fund, L.P.

Intel Capital Corporation

H.B. Fuller Company

Eastman Kodak Company

UOB Hermes Asia Technology Fund

UOB Venture Technology Investments Ltd.

The Trust Agreement dtd 4/27/88, amended & restated in its entirety on 1/15/99, and further amended on 2/16/01, by and between Sasson R. Somekh & Eta Somekh as Trustors & Sasson R. Somekh & Eta Somekh as Co-Trustees